UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2016

KITE REALTY GROUP TRUST

KITE REALTY GROUP, L.P.

(Exact name of registrant as specified in its charter)

Maryland	001-32268	11-3715772
Delaware	333-202666-01	20-1453863
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

30 S. Meridian Street

Suite 1100

Indianapolis, IN 46204

(Address of principal executive offices) (Zip Code)

(317) 577-5600

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                                        Other Events.

On September 15, 2016, Kite Realty Group, L.P. (the “Operating Partnership”), the operating partnership of Kite Realty Group Trust (the “Company”), priced an offering (the “Offering”) of $300 million aggregate principal amount of 4.000% Senior Notes due 2026 (the “Notes”). The Notes will be issued at 99.599% of par value with a 4.000% coupon. Interest on the Notes is payable semi-annually on April 1 and October 1 of each year, beginning on April 1, 2017. The Notes will mature on October 1, 2026. The Offering is currently expected to close on September 26, 2016, subject to customary closing conditions.

The Operating Partnership intends to use $200 million of the net proceeds from the Offering to pay off its $200 million term loan maturing July 1, 2019 (or January 1, 2020 if the six-month extension option was exercised). The Operating Partnership intends to use the remaining net proceeds for general corporate purposes, which may include the repayment of amounts outstanding under its unsecured revolving credit facility and other outstanding indebtedness, acquisitions of additional properties, capital expenditures, the expansion, redevelopment and/or improvement of properties in its portfolio, working capital and other general purposes.

In connection with the Offering, the Operating Partnership entered into an Underwriting Agreement (the “Underwriting Agreement”) with U.S. Bancorp Investments, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named therein (the “Underwriters”). The Underwriting Agreement contains customary representations, warranties and covenants by the Operating Partnership, customary conditions to closing, other obligations of the parties and termination provisions. Additionally, the Operating Partnership has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or to contribute to payments the Underwriters may be required to make because of any of those liabilities.

The foregoing description is a summary of the Underwriting Agreement and does not purport to be a complete statement of the parties’ rights and obligations thereunder. The foregoing description is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

The Offering of the Notes was made pursuant to a shelf registration statement on Form S-3 (File No. 333-202666-01), which became effective upon filing with the Securities and Exchange Commission (the “SEC”) on March 11, 2015. A prospectus supplement, dated September 15, 2016, relating to the Notes and supplementing the prospectus dated March 11, 2015 was filed with the SEC on September 16, 2016.

Item 9.01.            Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
5.1	Opinion of Hogan Lovells US LLP
23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1)
99.1

Underwriting Agreement, dated September 15, 2016, by and among the Operating Partnership and U.S. Bancorp Investments, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated as representatives of the several underwriters listed on Schedule 1 attached thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

KITE REALTY GROUP TRUST

Date: September 16, 2016	By:	/s/ Daniel R. Sink

Daniel R. Sink
Executive Vice President and
Chief Financial Officer

KITE REALTY GROUP, L.P.

	By:	Kite Realty Group Trust, its sole general partner

	By:	/s/ Daniel R. Sink

Daniel R. Sink
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
5.1	Opinion of Hogan Lovells US LLP
23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1)
99.1

Underwriting Agreement, dated September 15, 2016, by and among the Operating Partnership and U.S. Bancorp Investments, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated as representatives of the several underwriters listed on Schedule 1 attached thereto.